                                                                                                                         Exhibit I
Metris Receivables, Inc.                                                              Metris Master Trust           Monthly Report
Certificateholder's Statement                                                           Series 1997-1                     Dec-2001
Section 5.2                                                             Class A                Class B                   Class C
(i) Certificate Amount ...........................................    616,250,000.00        106,250,000.00            72,250,000.00
(ii) Certificate Principal Distributed ...........................              0.00                  0.00                     0.00
(iii) Certificate Interest Distributed ...........................      3,528,031.25            629,531.25               184,282.66
(iv) Principal Collections .......................................     26,117,335.47          4,502,988.86             3,062,032.44
(v) Finance Charge Collections ...................................     12,748,019.94          2,197,934.45             1,494,595.46
       Recoveries ................................................      1,538,245.29            265,214.70               180,346.00
       Principal Account Earnings ................................              0.00                  0.00                     0.00
       Accum. Period Reserve Acct. Earnings ......................              0.00                  0.00                     0.00
         Total Finance Charge Collections ........................     14,286,265.23          2,463,149.15             1,674,941.46
                        Total Collections ........................     40,403,600.70          6,966,138.01             4,736,973.90
(vi) Aggregate Amount of Principal Receivables ...................                --                    --                       --
       Invested Amount (End of Mth) ..............................    616,250,000.00        106,250,000.00            72,250,000.00
       Floating Allocation Percentage ............................         7.1015691%            1.2244085%               0.8325978%
       Fixed/Floating Allocation Percentage ......................               N/A                   N/A                      N/A
       Invested Amount (Beg. of Mth) .............................    616,250,000.00        106,250,000.00            72,250,000.00
       Average Daily Invested Amount .............................                --                    --                       --
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current ...................................................                --                    --                       --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                 --                    --                       --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                --                    --                       --
       90 Days and Over (60+ Days Contractually Delinquent) ......                --                    --                       --
                        Total Receivables ........................                --                    --                       --
(viii) Aggregate Investor Default Amount .........................                --                    --                       --
         As a % of Average Daily Invested Amount
               (Annualized based on 365 days/year)(1) ...............             --                    --                       --
(ix) Charge-Offs .................................................              0.00                  0.00                     0.00
(x) Servicing Fee ................................................                --                    --                       --
(xi) Pool Factor .................................................         1.0000000             1.0000000                1.0000000
(xii) Unreimbursed Reallocated Principal Collections .............                --                  0.00                     0.00
(xiii) Excess Funding Account Balance ............................                --                    --                       --
(xiv) Class C Reserve Amount .....................................                --                    --                       --
         Class C Reserve Account Balance .........................                --                    --                       --
         Class C Trigger Event Occurrence ........................                --                    --                       --
(xv) Number of New Accounts Added to the Trust ...................                --                    --                       --
(xvi) Average Net Portfolio Yield ................................                --                    --                       --
(xvii) Minimum Base Rate .........................................                --                    --                       --
(xviii) Principal Funding Account Balance ........................                --                    --                       --
(xix) Accumulation Shortfall .....................................                --                    --                       --
(xx) Scheduled Commencement date of the Accumulation Period ......                --                    --                       --
        Accumulation Period Length ...............................                --                    --                       --
(xxi) Required Reserve Account Amount ............................                --                    --                       --
        Available Reserve Account Amount .........................                --                    --                       --
        Covered Amount ...........................................                --                    --                       --




                                                                          Class D               Total
(i) Certificate Amount ...........................................     55,250,000.00        850,000,000.00
(ii) Certificate Principal Distributed ...........................                --                  0.00
(iii) Certificate Interest Distributed ...........................                --          4,341,845.16
(iv) Principal Collections .......................................      2,335,168.19         36,017,524.96
(v) Finance Charge Collections ...................................      1,139,842.15         17,580,392.00
       Recoveries ................................................        137,911.65          2,121,717.64
       Principal Account Earnings ................................              0.00                  0.00
       Accum. Period Reserve Acct. Earnings ......................              0.00                  0.00
         Total Finance Charge Collections ........................      1,277,753.80         19,702,109.64
                        Total Collections ........................      3,612,921.99         55,719,634.60
(vi) Aggregate Amount of Principal Receivables ...................                --      8,677,659,746.86
       Invested Amount (End of Mth) ..............................     55,250,000.00        850,000,000.00
       Floating Allocation Percentage ............................         0.6366924%            9.7952677%
       Fixed/Floating Allocation Percentage ......................               N/A             0.0000000%
       Invested Amount (Beg. of Mth) .............................     55,250,000.00        850,000,000.00
       Average Daily Invested Amount .............................                --        849,881,102.33
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current ...................................................             84.41%     7,716,450,331.47
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)               6.25%       571,510,756.92
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)              3.18%       290,443,527.67
       90 Days and Over (60+ Days Contractually Delinquent) ......              6.16%       563,254,111.63
                        Total Receivables ........................            100.00%     9,141,658,727.69
(viii) Aggregate Investor Default Amount .........................                --         11,408,830.28
         As a % of Average Daily Invested Amount
               (Annualized based on 365 days/year)(1).............                --                 15.81%
(ix) Charge-Offs .................................................                --                  0.00
(x) Servicing Fee ................................................                --          1,443,835.62
(xi) Pool Factor .................................................                --                    --
(xii) Unreimbursed Reallocated Principal Collections .............              0.00                  0.00
(xiii) Excess Funding Account Balance ............................                --                  0.00
(xiv) Class C Reserve Amount .....................................                --            21,250,000
         Class C Reserve Account Balance .........................                --            21,250,000
         Class C Trigger Event Occurrence ........................                --                    No
(xv) Number of New Accounts Added to the Trust ...................                --                     0
(xvi) Average Net Portfolio Yield ................................                --               11.4895%
(xvii) Minimum Base Rate .........................................                --                8.5305%
(xviii) Principal Funding Account Balance ........................                --           397,374,999
(xix) Accumulation Shortfall .....................................                --                   N/A
(xx) Scheduled Commencement date of the Accumulation Period ......                --        September 2001
        Accumulation Period Length ...............................                --                   N/A
(xxi) Required Reserve Account Amount ............................                --             3,973,750
        Available Reserve Account Amount .........................                --             3,973,750
        Covered Amount ...........................................                --             2,234,633

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(1) In December 2001, Metris Companies Inc (The "Company") changed its charge-off policy to 120 days from 180 days for accounts which enter into credit counseling or other similar payment programs and later become delinquent. This change resulted in additional principal defaults of $20.6 million, increasing the principal default rate from 12.99% to 15.81%.
The Company's managed quarterly net loss rate increased 0.90% as a result of this change. The resulting one-month excess spread weighted for all series in the Metris Master Trust would have been 9.47% versus 6.65%.